     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 2000


                                                      REGISTRATION NO. 333-36108
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            VIRAGE LOGIC CORPORATION
            (EXACT NAME OF CORPORATION AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                              3674                              77-0416232
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                            VIRAGE LOGIC CORPORATION
                             46501 LANDING PARKWAY
                           FREMONT, CALIFORNIA 94538
                                 (510) 360-8000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
            VIRAGE LOGIC CORPORATION'S PRINCIPAL EXECUTIVE OFFICES)

                               ADAM A. KABLANIAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            VIRAGE LOGIC CORPORATION
                             46501 LANDING PARKWAY
                           FREMONT, CALIFORNIA 94538
                                 (510) 360-8000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                   SARAH A. O'DOWD                                         PETER T. HEALY
                   DAVID R. WILSON                                         MARK C. EASTON
                   NOELLE E. COOPER                                       CHRISTINE M. TAM
         HELLER EHRMAN WHITE & MCAULIFFE LLP                           O'MELVENY & MYERS LLP
                525 UNIVERSITY AVENUE                                 EMBARCADERO CENTER WEST
           PALO ALTO, CALIFORNIA 94301-1900                              275 BATTERY STREET
              TELEPHONE: (650) 324-7000                         SAN FRANCISCO, CALIFORNIA 94111-3305
                                                                     TELEPHONE: (415) 984-8833

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    As soon as practicable following the effectiveness of this Registration
                                   Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.: [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]
---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment is being filed solely for the purpose of filing the Form of Underwriting Agreement as Exhibit 1.1 to the Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses to be paid by us in connection with the sale of the common stock being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the registration fee and the NASD filing fee.

                                                                AMOUNT
                                                              TO BE PAID
                                                              ----------
Registration fee............................................  $   14,801
NASD filing fee.............................................       6,106
Nasdaq National Market......................................      95,000
Blue sky qualification fees and expenses....................       7,000
Printing and engraving expenses.............................     250,000
Legal fees and expenses.....................................     350,000
Accounting fees and expenses................................     500,000
Transfer agent and registrar fees...........................      10,000
Miscellaneous expenses......................................      17,093
                                                              ----------
  Total.....................................................  $1,250,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. Our restated Certificate of Incorporation and bylaws will provide that we will indemnify our directors and executive officers to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law and may indemnify other officers, employees and agents. In addition, we intend to enter into separate indemnification agreements with our directors that would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The indemnification provisions in our restated Certificate of Incorporation and bylaws and the indemnification agreement to be entered into between us and our directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. We also intend to maintain director and officer liability insurance, if available on reasonable terms, to insure our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. In addition, the underwriting agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the underwriters of the Company and our officers and directors for certain liabilities arising under the Securities Act, or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     In the past three years we have sold and issued the following securities:

      1. In August 1997, we issued 4,536,000 shares of common stock to two officers and directors for an aggregate consideration of $79,138.

      2. In October 1997, we issued 123,507 shares of Series A preferred stock to HPL, Inc. for an aggregate consideration of $123,507.

      3. In November 1997, we issued 300,000 shares of common stock to a consultant for an aggregate consideration of $59,234.

      4. In March 1998, we issued 51,131 shares of Series A preferred stock to a service provider for an aggregate consideration of $51,131.

      5. In July 1998, we sold 1,448,037 shares of Series B preferred stock to 21 investors for an aggregate consideration of $3,475,312.

      6. In February 1999, we issued a warrant to purchase up to 25,000 shares of Series B preferred stock at an exercise price of $2.40 to one consultant.

      7. In July 1999, we issued a warrant to purchase up to 30,000 shares of Series C preferred stock at an exercise price of $1.90 per share to Silicon Valley Bank in connection with a Loan and Security Agreement.

      8. In December 1999, we sold 5,455,255 shares of Series C preferred stock to 49 investors for an aggregate consideration of $10,365,041.

      9. In July 1999, we issued a warrant to purchase up to 7,500 shares of common stock for an aggregate exercise price of $5,250 in consideration for legal services.

     10. As of June 30, 2000, we have issued, and there remain outstanding, options to purchase an aggregate of 1,921,163 shares of common stock with exercise prices ranging from $0.01 to $1.00 per share. As of June 30, 2000 options to purchase 2,269,625 shares have been exercised for 6 aggregate consideration of $1,158,113.

     11. In May 2000, we issued warrants to purchase a total of 50,000 shares of common stock to an industry partner and its affiliates with an exercise price of $4.00 per share.

     There were no underwriters employed in connection with any of the transactions set forth in Item 15.

     The issuances of securities described in Item 15(1) through 15(9) and 15(11) were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The issuances of securities described in Item 15(10) were deemed to be exempt from registration under the Securities Act in reliance of Rule 701 promulgated thereunder as transactions pursuant to compensatory benefit plans approved by the registrant's board of directors and Regulation D promulgated under the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS


EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
 1.1       Form of Underwriting Agreement
 3.1*      Amended and Restated Articles of Incorporation
 3.2*      Amended and Restated Bylaws
 3.3*      Amended and Restated Certificate of Incorporation to be
           effective upon closing
 3.4*      Amended and Restated Bylaws to be effective upon closing
 4.1*      Specimen Common Stock Certificate
 4.2*      Restated and Amended Investors' Rights Agreement among
           Virage Logic and certain stockholders dated December 3, 1999
 5.1*      Opinion of Heller Ehrman White & McAuliffe LLP
10.1*      1997 Equity Incentive Plan, as amended
10.2*      Form of Option Agreement under 1997 Equity Incentive Plan

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
10.3*      2000 Employee Stock Purchase Plan
10.4*      Virage Logic Corporation Fiscal Year 2000 Executive Variable
           Incentive Pay Plan
10.5*      Form of Indemnification Agreement
10.6*      Form of Secured Full Recourse Promissory Note granted by
           each of Adam Kablanian and Alexander Shubat on August 27,
           1997
10.7*      Form of Stock Pledge Agreement dated August 27, 1999 between the Company and each of Adam Kablanian and Alexander Shubat
10.8*      Form of Secured Full Recourse Promissory Note granted by
           each of Adam Kablanian, Alexander Shubat, Vincent Ratford, and James Pekarsky in March 2000
10.9*      Form of Stock Pledge Agreement, dated March 2000 between the
           Company and each of Adam Kablanian, Alexander Shubat,
           Vincent Ratford and James Pekarsky
10.10*     Asset Purchase Agreement between Mentor Graphics Corporation and Virage Logic dated as of December 1, 1999
10.11*     Loan and Security Agreement between Silicon Valley Bank,
           Virage Logic and VLI dated as of July 28, 1999
10.12 #*   Distribution Agreement between Seiko Instruments Inc. and
           Virage Logic dated as of October 1, 1998
10.13 #*   Development and Licensing Agreement between Taiwan
           Semiconductor Manufacturing Co. Ltd. and Virage Logic dated as of March 3, 1999
10.14 #*   Joint Marketing and Technical Support Agreement between
           Chartered Semiconductor Manufacturing Ltd. and Virage Logic
           dated as of November 14, 1997
10.15 #*   Memory Compiler Licensing Agreement between United
           Microelectronics Corporation and Virage Logic
10.16 #*   Memorandum of Understanding for Jointly-Developed 1T-SRAM
           Technology Memory Compilers between Virage Logic and Mosys,
           Inc. dated July 1, 1999
10.17 #*   Memorandum of Understanding for Custom-Touch 1T-SRAM Memory
           Compiler for TSMC 0.18mm and 0.15mm Logic Process between
           Taiwan Semiconductor Manufacturing Co. Ltd., Mosys, Inc. and
           the Company
10.18*     Memorandum of Understanding between Virage Logic and
           Netlogic
10.19*     Industrial Space Lease between Renco Bayside Investors and
           Virage Logic dated as of March 17, 1999
10.20*     Office Service Agreement between HQ Global Workplaces, Inc.
           and Virage Logic dated as of August 3, 1999
10.21*     Office Lease between Morris Piha Real Estate Services, Inc.
           and Virage Logic dated as of March 25, 1999
10.22*     Master Lease Agreement among Leasing Technologies
           International, Inc., Virage Logic and VLI dated as of
           February 12, 1999
10.23*     Employment Offer Letter to Vincent Ratford dated February 1,
           1998
10.24*     Employment Offer Letter to Raymond Leung dated August 6,
           1998
10.25*     Employment Offer Letter to James Pekarsky dated April 5,
           1999
10.26*     Employment Offer Letter to Kenneth Rousseau dated January
           18, 2000
10.27#*    Source Code License Agreement among Virage Logic, Fluence
           Technology Inc., and Credence Systems Corp.
10.28*     Stock Purchase Agreement between Virage Logic and Crosslink
           Capital, Inc.
16.1*      Letter from Mohler, Nixon & Williams Accountancy Corporation re change in certifying accountant
23.1+      Consent of Integrated Circuit Engineering
23.2*      Consent of Ernst & Young LLP, independent auditors
23.3*      Consent of Mohler, Nixon & Williams Accountancy Corporation,
           independent auditors
23.4*      Consent of Heller Ehrman White & McAuliffe LLP (included in
           Exhibit 5.1)

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
24.1*      Power of Attorney (included on the signature page of this
           registration statement)
27.1*      Financial Data Schedule


-------------------------
* Previously filed.

# Confidential treatment requested.


+ To be filed by amendment.


     (b) FINANCIAL STATEMENT SCHEDULE.

     Schedule II -- Valuation and Qualifying Accounts

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                            VIRAGE LOGIC CORPORATION

                                  SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                              ADDITIONS
                                                BALANCE AT    CHARGED TO
                                                BEGINNING     COSTS AND     DEDUCTIONS     BALANCE AT
                                                OF PERIOD      EXPENSES     WRITE-OFFS    END OF PERIOD
                                                ----------    ----------    ----------    -------------
ALLOWANCE FOR DOUBTFUL ACCOUNTS
Period from November 27, 1995 (inception to
  September 30, 1996).........................      $--          $--            $--            $--
Year ended September 30, 1997.................      $--          $--            $--            $--
Year ended September 30, 1998.................      $--          $--            $--            $--
Year ended September 30, 1999.................      $--          $43            $--            $43
Period ended March 31, 2000...................      $43          $ 8            $--            $51

------------------------------

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California, on the 17th day of July, 2000.


                                          VIRAGE LOGIC CORPORATION

                                          By:     /s/ JAMES R. PEKARSKY
                                            ------------------------------------
                                              James R. Pekarsky
                                              Vice President and Chief Financial
                                              Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                  SIGNATURE                                     TITLE                        DATE
                  ---------                                     -----                        ----
           /s/ ADAM A. KABLANIAN*              President, Chief Executive Officer and
---------------------------------------------  Chairman of the Board (Principal
              Adam A. Kablanian                Executive Officer)                        July 17, 2000

                                               Vice President and Chief Financial
            /s/ JAMES R. PEKARSKY              Officer
---------------------------------------------  (Principal Financial and Accounting
              James R. Pekarsky                Officer)                                  July 17, 2000

---------------------------------------------
Richard Elkus                                  Director

           /s/ MICHAEL HACKWORTH*
---------------------------------------------
              Michael Hackworth                Director                                  July 17, 2000

            /s/ ALEXANDER SHUBAT*
---------------------------------------------
              Alexander Shubat                 Director

---------------------------------------------
Michael Stark                                  Director                                  July 17, 2000

---------------------------------------------
Dr. Sang Wang                                  Director

             /s/ YERVANT ZORIAN*
---------------------------------------------  Vice President and Chief Scientist and
             Dr. Yervant Zorian                Director                                  July 17, 2000


* By James R. Pekarsky as attorney-in-fact.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
 1.1       Form of Underwriting Agreement
 3.1*      Amended and Restated Articles of Incorporation
 3.2*      Amended and Restated Bylaws
 3.3*      Amended and Restated Certificate of Incorporation to be
           effective upon closing
 3.4*      Amended and Restated Bylaws to be effective upon closing
 4.1*      Specimen Common Stock Certificate
 4.2*      Restated and Amended Investors' Rights Agreement among
           Virage Logic and certain stockholders dated December 3, 1999
 5.1*      Opinion of Heller Ehrman White & McAuliffe LLP
10.1*      1997 Equity Incentive Plan, as amended
10.2*      Form of Option Agreement under 1997 Equity Incentive Plan
10.3*      2000 Employee Stock Purchase Plan
10.4*      Virage Logic Corporation Fiscal Year 2000 Executive Variable
           Incentive Pay Plan
10.5*      Form of Indemnification Agreement
10.6*      Form of Secured Full Recourse Promissory Note granted by
           each of Adam Kablanian and Alexander Shubat on August 27,
           1997
10.7*      Form of Stock Pledge Agreement dated August 27, 1999 between the Company and each of Adam Kablanian and Alexander Shubat
10.8*      Form of Secured Full Recourse Promissory Note granted by
           each of Adam Kablanian, Alexander Shubat, Vincent Ratford, and James Pekarsky in March 2000
10.9*      Form of Stock Pledge Agreement, dated March 2000 between the
           Company and each of Adam Kablanian, Alexander Shubat,
           Vincent Ratford and James Pekarsky
10.10*     Asset Purchase Agreement between Mentor Graphics Corporation and Virage Logic dated as of December 1, 1999
10.11*     Loan and Security Agreement between Silicon Valley Bank,
           Virage Logic and VLI dated as of July 28, 1999
10.12 #*   Distribution Agreement between Seiko Instruments Inc. and
           Virage Logic dated as of October 1, 1998
10.13 #*   Development and Licensing Agreement between Taiwan
           Semiconductor Manufacturing Co. Ltd. and Virage Logic dated as of March 3, 1999
10.14 #*   Joint Marketing and Technical Support Agreement between
           Chartered Semiconductor Manufacturing Ltd. and Virage Logic
           dated as of November 14, 1997
10.15 #*   Memory Compiler Licensing Agreement between United
           Microelectronics Corporation and Virage Logic
10.16 #*   Memorandum of Understanding for Jointly-Developed 1T-SRAM
           Technology Memory Compilers between Virage Logic and Mosys,
           Inc. dated July 1, 1999
10.17 #*   Memorandum of Understanding for Custom-Touch 1T-SRAM Memory
           Compiler for TSMC 0.18mm and 0.15mm Logic Process between
           Taiwan Semiconductor Manufacturing Co. Ltd., Mosys, Inc. and
           the Company
10.18*     Memorandum of Understanding between Virage Logic and
           Netlogic
10.19*     Industrial Space Lease between Renco Bayside Investors and
           Virage Logic dated as of March 17, 1999
10.20*     Office Service Agreement between HQ Global Workplaces, Inc.
           and Virage Logic dated as of August 3, 1999
10.21*     Office Lease between Morris Piha Real Estate Services, Inc.
           and Virage Logic dated as of March 25, 1999
10.22*     Master Lease Agreement among Leasing Technologies
           International, Inc., Virage Logic and VLI dated as of
           February 12, 1999
10.23*     Employment Offer Letter to Vincent Ratford dated February 1,
           1998

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
10.24*     Employment Offer Letter to Raymond Leung dated August 6,
           1998
10.25*     Employment Offer Letter to James Pekarsky dated April 5,
           1999
10.26*     Employment Offer Letter to Kenneth Rousseau dated January
           18, 2000
10.27#*    Source Code License Agreement among Virage Logic, Fluence
           Technology Inc., and Credence Systems Corp.
10.28*     Stock Purchase Agreement between Virage Logic and Crosslink
           Capital, Inc.
16.1*      Letter from Mohler, Nixon & Williams Accountancy Corporation re change in certifying accountant
23.1+      Consent of Integrated Circuit Engineering
23.2*      Consent of Ernst & Young LLP, independent auditors
23.3*      Consent of Mohler, Nixon & Williams Accountancy Corporation,
           independent auditors
23.4*      Consent of Heller Ehrman White & McAuliffe LLP (included in
           Exhibit 5.1)
24.1*      Power of Attorney (included on the signature page of this
           registration statement)
27.1*      Financial Data Schedule


-------------------------
* Previously filed.

# Confidential treatment requested.

+ To be filed by amendment.